EXHIBIT 99.4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Person(s) (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value $0.0001 per share, of AMTD Digital Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 30, 2025.

AMTD Group Inc.

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

AMTD IDEA Group

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

The Generation Essentials Group.

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

World Media and Entertainment Group Inc.

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director